The Fairchild Corporation
         110 East 59th Street, 31st Floor New York, NY 10022 212-308-6700 / Fax:
         212-888-5674




Jeffrey J. Steiner
Chairman & Chief Executive Officer

                                                                January 22, 2003

Mr. John L. Flynn The Fairchild Corporation 45025 Aviation Drive, Suite 400 Dulles, VA 20166

         RE:      Amendment to Incentive Contract dated February 27, 1998

Dear John:

You and The Fairchild Corporation ("Fairchild") have entered into a letter agreement dated as of February 27, 1998 (your "Incentive Contract"), regarding severance and change of control payments as an incentive to your continued employment with Fairchild. This letter constitutes an "Amendment" to your Incentive Contract. Capitalized terms used but not otherwise defined herein have the meaning ascribed to them in your Incentive Contract. This Amendment is entered into in order to induce your continued employment with Fairchild, and for other valuable consideration, the receipt and adequacy of which are acknowledged by both parties.

Satisfaction of Change of Control Payment Obligations: Your Incentive Contract provides that in the event of a Change of Control, you shall be entitled to receive certain payments from Fairchild. On December 3, 2002, Fairchild Fasteners was acquired by Alcoa Inc. (the "Alcoa Transaction"). In connection with the Alcoa Transaction, and the relinquishment of your rights to any future change of control payments under your existing Incentive Contract, the Company's Board of Directors has agreed that you are entitled to a change of control payment in the aggregate amount of $900,000. Fifty percent (50%) of such payment was made to you in January 2003. The remaining 50% shall be paid to you in four equal quarterly installments, with the first installment to be made on March 3, 2003.

By executing this Amendment, you agree that the payments made or to be made to you in connection with the Alcoa Transaction (as provided in the paragraph above) fully satisfy Fairchild's obligations to you under the paragraph "Change Of Control" in your Incentive Contract. You also agree that Fairchild shall have no further payment obligations to you under the "Change of Control" paragraph in your Incentive Contract, irrespective of any future "Change of Control," and that such paragraph shall be deemed deleted, in its entirety, from your Incentive Contract effective as of the date hereof.

Effect of Amendment:  Except as amended hereby, your Incentive Contract shall
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remain in full force and effect.

Governing Law:  This Amendment shall be governed by Delaware law, without regard
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to its conflict of law provisions.

Amendments and Waivers. This Amendment may not be amended or waived except in writing, signed by the person against whom such amendment or waiver or sought to be enforced.

Subject to Board Ratification. This Amendment is conditioned on approval and ratification by Fairchild's Board of Directors. In the event such approval and ratification is not obtained on or before March 31, 2003, this Amendment shall be null and void.

Please acknowledge your agreement with the terms of this Amendment by signing the attached copy and returning same to The Fairchild Corporation (Attention, Mary Shaw.) This Amendment shall be effective as of the date of your acceptance or upon the approval and ratification by Fairchild's Board of Directors (whichever occurs last).


                                    Very truly yours,

                                    THE FAIRCHILD CORPORATION


                                    By:     /s/ JEFFREY J. STEINER
                                            ----------------------
                                            Jeffrey J. Steiner
                                            Chairman & Chief Executive Officer


ACCEPTED AND AGREED


/s/ JOHN L. FLYNN          Date: January 22, 2002
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John L. Flynn



Date of Board Approval And Ratification: February 6, 2003
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